December 2, 2005
Clinical Data Sales & Service, Inc.
2 Thurber Boulevard
Smithfield, Rhode Island 02917
     Re: Seventh Amendment
Gentlemen:
     Clinical Data Sales & Service, Inc., a Delaware corporation (“Borrower”) and LaSalle Business Credit, LLC, a Delaware limited liability company, (“Lender”) have entered into that certain Loan and Security Agreement dated March 31, 2003 (the “Security Agreement”). From time to time thereafter, Borrower and Lender may have executed various amendments (each an “Amendment” and collectively the “Amendments”) to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the “Agreement”). Borrower and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. The Agreement hereby is amended as follows:
     (a) Subparagraph (4)(c)(v) of the Agreement is deleted in its entirety and the following is substituted in its place:
(v)	Transaction Fee: Borrower shall pay to Lender a transaction fee of One Thousand Five Hundred and No/100 Dollars ($1,500.00) with respect to internal costs and expenses (in addition to any reimbursable out-of-pocket costs and expenses of Lender, which fee shall be fully earned and payable on the date of this Amendment.

Clinical Data Sales & Service, Inc.
2 Thurber Boulevard
Smithfield, Rhode Island 02917

(b)	(9).	(1)	CONSENT TO INTERCOMPANY LOANS: Borrower has requested that Bank consent to its making intercompany loans to Borrower’s affiliate, Genaissance Pharmaceuticals, Inc., a Delaware corporation (“Genaissance”).

Without limitation of the provisions contained in subparagraph 13(i) of the Agreement, LaSalle hereby grants its consent to Borrower’s making intercompany loans to Genaissance up to $1,500,000.00 in the aggreagate, subject to the receipt by Bank of copies of the executed notes and related documents between Borrower and Genaissance, which shall be in form and substance satisfactory to Bank.
     2. This Amendment shall not become effective until fully executed by all parties hereto.
     3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement thereto hereby is ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

LASALLE BUSINESS CREDIT, LLC

By	/s/ Dan Laren

Title	Assistant Vice President

Clinical Data Sales & Service, Inc.
2 Thurber Boulevard
Smithfield, Rhode Island 02917
ACKNOWLEDGED AND AGREED TO
this 2nd day of December, 2005:
CLINICAL DATA SALES & SERVICE, INC.

By	/s/ Mark D. Shooman

Title	VP, Treasurer and Assistant Secretary